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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF STC BROADCASTING, INC.

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
                                                               State of
                 Name                                        Incorporation                 Doing Business As:
-------------------------------------------                ------------------         -------------------------
Smith Acquisition Company                                       Delaware                       WTOV-TV

Smith Acquisition License Company                               Delaware                       WTOV-TV

WJAC, Incorporated                                              Delaware                       WJAC-TV

Web Works, Inc.                                                 Pennsylvania                   Inactive

STC Broadcasting of Vermont, Inc.                               Delaware                       Inactive

STC Broadcasting of Vermont Subsidiary, Inc.                    Delaware                       Inactive

STC License Company                                             Delaware                       Same as STC
                                                                                            Broadcasting, Inc.
